Exhibit 10.40
SECOND AMENDMENT TO BUSINESS LOAN AND
SECURITY AGREEMENT
     This Second Amendment to Business Loan and Security Agreement (the “Second Amendment” or “Amendment”) is made as of January 31, 2006, between PREFERRED BANK, a California banking corporation (“Lender”), SYNTAX GROUPS CORPORATION, a California corporation (“SGC”) and SYNTAX CORPORATION, a Nevada corporation, formerly known as Syntax Groups Nevada, Inc. (“SC”) (SGC and SC are sometimes referred to collectively as the “Borrowers” and individually as the “Borrower”).
RECITALS
     A. Borrowers and Lender entered into that certain Business Loan and Security Agreement dated on or about September 28, 2005 (“Original Agreement”) as modified by a Change in Terms Agreement dated December 14, 2005 (as amended, the “Agreement”). The parties hereto acknowledge and agree that for reference purposes the Original Agreement is dated as of September 28, 2005.
     B. Borrowers and Lender desire to further amend certain terms and provisions of the Agreement.
AGREEMENT
     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.
2. Amendments.
          2.1 The definition of “Borrowing Base” set forth in Section 1.1 of the Agreement is amended in its entirety to read as follows:
     “Borrowing Base” means the sum of (a) 80% of the Factor Payments Due, excluding Factored Receivables of Boscov’s, Circuit City and K-Mart, plus (b) the lesser of (i) 40% of the value of Eligible Inventory or (ii) Twelve Million Dollars ($12,000,000).
          2.2 The definition of “Guarantor” set forth in Section 1.1 of the Agreement is amended in its entirety to read as follows:
     “Guarantor” means individually and collectively, James Ching Hua Li, Thomas Man Kit Chow, Roger Kao, and Michael K. Chan.
          2.3 The definition of “Maturity Date” set forth in Section 1.1 of the Agreement is amended in its entirety to read as follows:
     “Maturity Date” means October 5, 2006.

          2.4 The definition of “Maximum Credit Amount” set forth in Section 1.1 of the Agreement is amended in its entirety to read as follows:
     “Maximum Credit Amount” means Twenty Eight Million Dollars ($28,000,000).
          2.5 The definition of “Note” set forth in Section 1.1 of the Agreement is amended in its entirety to read as follows:
     “Note” means that certain Amended and Restated Promissory Note Variable Rate dated January 31, 2006, in the principal sum of Twenty Eight Million Dollars ($28,000,000).
          2.6 In Section 2.1 (a) of the Agreement, the figure “Eighteen Million Dollars ($18,000,000)” is substituted for the figure “Ten Million Dollars ($10,000,000).”
          2.7 In Section 2.1 (b) of the Agreement, the figure “Eighteen Million Dollars ($18,000,000)” is substituted for the figure “Ten Million Dollars ($10,000,000).”
          2.8 In Section 2.1 (c) of the Agreement the figure “Nine Million Dollars ($9,000,000)” is substituted for the figure “Five Million Dollars ($5,000,000).”
          2.9 Section 2.1 (d) of the Agreement is amended to add the following sentence at the end of said Section:
     “Borrower shall repay each working capital Advance in accordance with the terms of this Agreement and the Note.”
          2.10 In Section 2.1(f) of the Agreement, the figure “Nine Million Dollars ($9,000,000)” is substituted for the figure “Five Million Dollars ($5,000,000):
          2.11 The last sentence of Section 2.1 (f) of the Agreement is amended in its entirety to read as follows:
     “Borrower shall repay each trust receipt Advance in accordance with the terms of this Agreement and the Note.”
          2.12 In Section 2.1(g) (ii) of the Agreement, the figure “Eighteen Million Dollars ($18,000,000)” is substituted for the figure “Ten Million Dollars ($10,000,000).”
          2.13 In Section 2.1(g)(iii) of the Agreement, the figure “Nineteen Million Dollars ($19,000,000) is substituted for the figure “Fifteen Million Dollars ($15,000,000).”
          2.14 In Section 9(b) of the Agreement, the number “90” is substituted for the number “60”.

          2.15 Section 9(c) and (d) of the Agreement are amended in there entirety to read as follows:
     “(c) By Wednesday of each week, an Inventory report;
     (d) By Wednesday of each week, a receivable report concerning all Accounts.”
          2.16 Section 9(e) of the Agreement is deleted in its entirety and replaced with the following:
     “(e) Intentionally omitted; and”
          2.17 Section 9(f) of the Agreement is amended in its entirety to read as follows:
     “(f) Upon request of Lender, federal tax returns of Borrower, including all schedule K-1’s.”
     3. Representations and Warranties. Borrowers hereby represent and warrant to Lender that: (i) no default specified in the Agreement and no event which with notice or lapse of time or both would become such a default has occurred and is continuing and has not been previously waived (ii) the representations and warranties of Borrowers pursuant to the Agreement are true on and as of the date hereof as if made on and as of said date, (iii) the making and performance by Borrowers of this Amendment have been duly authorized by all necessary action, and (iv) no consent, approval, authorization, permit or license is required in connection with the making or performance of the Agreement as amended hereby.
     4. Conditions. This Amendment will be effective when the Lender receives the following items, in form and content acceptable to the Lender.
          4.1 This Amendment duly executed by all parties hereto.
          4.2 The Note duly executed by the Borrowers.
          4.3 Commercial Guaranties duly executed by each Guarantor.
          4.4 Evidence that the execution, delivery and performance by each Borrower of this Amendment, the Note and each other document required hereunder have been duly authorized.
          4.5 Payment of all out-of-pocket expenses, including attorneys’ fees, incurred by the Lender in connection with the preparation of this Amendment.
     5. Effect of Amendment. Except as provided in this Amendment, the Agreement shall remain in full force and effect and shall be performed by the parties hereto according to its terms and provisions.

     IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first above written.

PREFERRED BANK, a California corporation
By:	/s/ Phanglin Lin
Name:	Phanglin Lin
Title:	Senior Vice President

SYNTAX GROUPS CORPORATION, a California corporation
By:	/s/ Thomas Chow
Name:	Thomas Chow
Title:	CPO

SYNTAX CORPORATION, a Nevada corporation
By:	/s/ Thomas Chow
Name:	Thomas Chow
Title:	CPO

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